UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                   Entry Into a Material Definitive Agreement.

On September 28, 2016, TESARO, Inc. and its wholly-owned subsidiary TESARO Development Ltd. (collectively, the “Company”) entered into a Collaboration, Development and License Agreement (the “Agreement”) with Zai Lab (Shanghai) Co., Ltd. (“Zai Lab”).

Under the terms of the Agreement, the Company exclusively licensed the rights to develop and commercialize niraparib, the Company’s novel poly (ADP-ribose) polymerase, or PARP, inhibitor, to Zai Lab for the territories of China, Hong Kong and Macau (the “China Territories”).  In partial consideration for the license grant to Zai Lab for the China Territories, Zai Lab will pay the Company a non-refundable, up-front license fee in the amount of $15,000,000, certain development and commercial milestone payments, and tiered royalties based on percentages of net sales of niraparib in the China Territories ranging from the mid- to high-teens.

Also under the terms of the Agreement, the Company has received a right of first refusal from Zai Lab to obtain exclusive licenses to two immuno-oncology assets developed by Zai Lab during the term of the Agreement.

The Agreement also provides the Company with an option to co-market niraparib in the China Territories with Zai Lab.  This co-marketing right must be exercised by the Company prior to the first anniversary of the launch of niraparib in the China Territories.

The Agreement is effective from and after September 28, 2016, and continues, on a country-by-country basis, until the expiration of the last patent controlled by the Company in the China Territories covering the niraparib product or, if later, ten years from the first commercial sale of niraparib in such country.  The Agreement may also be terminated by Zai Lab at any time upon prior written notice, or by either the Company or Zai Lab if the other party commits a material breach of the Agreement, subject to a customary cure period, or if the other party is insolvent.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Section 7 – Regulation FD

Item 7.01                   Regulation FD Disclosure.

On September 29, 2016, the Company issued a press release announcing entrance into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	TESARO, Inc. press release dated September 29, 2016 announcing Collaboration, Development and License Agreement with Zai Lab (Shanghai) Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated:  September 29, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	TESARO, Inc. press release dated September 29, 2016 announcing Collaboration, Development and License Agreement with Zai Lab (Shanghai) Co., Ltd.